EXHIBIT 4.23

AMENDMENT NO. 1
TO
PREFERRED SHIP MORTGAGE
ON THE WHOLE OF
THE BELLE OF ORLEANS (Official Number 1033140)

$320,000,000.00

BELLE OF ORLEANS, L.L.C.
c/o Peninsula Gaming Partners, LLC
600 Star Brewery Dr., Suite 110
Dubuque, Iowa 52001
Attn:  Natalie Schramm

IN FAVOR OF

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
60 Livingston Avenue
St. Paul, Minnesota 55107
Attn:  Corporate Trust Department

Dated February 9, 2011

Discharge Amount: $320,000,000.00 Together
With Interest, Expenses, Attorneys’ Fees
and Performance of Mortgage Covenants

AMENDMENT NO. 1
TO PREFERRED SHIP MORTGAGE

BELLE OF ORLEANS, LLC	*	UNITED STATES OF AMERICA
TO	*	STATE OF IOWA
U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent	*	COUNTY OF DUBUQUE
* * * * * * * *	*

THIS AMENDMENT NO. 1 TO PREFERRED SHIP MORTGAGE (this “Amendment”) is made this ____ day of February, 2011, by and between BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company, whose mailing address is c/o Peninsula Gaming Partners, LLC, 600 Star Brewery Dr., Suite 110, Dubuque, Iowa 52001, Attn: Natalie Schramm, appearing herein through its duly authorized representative pursuant to a resolution of its sole member (hereinafter called “Mortgagor” and referred to in the neuter, singular without regard to gender or number) and U.S. BANK NATIONAL ASSOCIATION, as trustee and collateral agent (the "Collateral Agent") under the Indenture dated as of August 6, 2009 (the "Indenture") among Peninsula Gaming, LLC, a Delaware limited liability company ("PGL"), Peninsula Gaming Corp., a Delaware corporation ("PGC" and, together with PGL, the "Issuers"), the Mortgagor, each other Subsidiary Guarantor (as defined therein) party thereto, and U.S. Bank National Association, as Trustee and Collateral Agent.  Capitalized terms not otherwise defined herein shall have the meaning set forth for such terms in the Indenture.

W I T N E S S E T H:

WHEREAS, Mortgagor executed and delivered to the Mortgagee that certain Preferred Ship Mortgage dated as of October 29, 2009 (the “Ship Mortgage”) to secure the Secured Obligations (as defined in the Ship Mortgage) and pursuant thereto Mortgagor granted to Mortgagee a first preferred mortgage lien on the Belle of Orleans (Official Number 1033140);

WHEREAS, the Ship Mortgage was duly recorded on October 30, 2009 with the National Vessel Documentation Center at 6:06 p.m. in Batch No. 717536, Doc ID No. 11215501;

WHEREAS, Peninsula Gaming, LLC, a Delaware limited liability company ("PGL"), Peninsula Gaming Corp., a Delaware corporation ("PGC" and, together with PGL, the "Issuers"), have issued $240,000,000.00 in aggregate principal amount of 8.375% Senior Secured Notes due 2015 (the "Existing Notes") pursuant to the Indenture entered into by and among the Issuers, the Mortgagor, as guarantor, each other Subsidiary Guarantor (as defined therein), the other guarantors party thereto from time to time, and Mortgagee, as trustee and collateral trustee for the Secured Parties (together with its permitted successors and assigns in such capacity);

WHEREAS, as of the date hereof, Borrower has issued $80,000,000.00 in aggregate principal amount of 8.375% Senior Secured Notes due 2015 (the "New Notes", together with the Existing Notes and any other senior secured notes issued from time to time under the Indenture, the "Notes") pursuant to the Indenture; and

WHEREAS, Mortgagor and Mortgagee now desire to enter into this Amendment to effect or otherwise take into account the foregoing.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Mortgagor and Mortgagee covenant and agree that the terms and provisions set forth in the Ship Mortgage be and they are hereby amended as follows:

1.           The definition of "Secured Obligations" in the Ship Mortgage is amended and replaced in its entirety by the following definition:

The Ship Mortgage secures, and the Vessel is collateral security for, the Mortgagor's guarantee of the prompt and complete payment or performance in full when due, whether at stated maturity, by required redemption, by prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law, 11 U.S.C. § 362(a) (and any successor provision thereof), of (i) all Obligations (as defined in the Indenture) under the Notes and all other present and future obligations, contingent or otherwise of the Mortgagor arising under or pursuant to the Indenture Documents (as defined in the Indenture), (ii) the Mortgagor's guarantee of payment if and when due of (a) the Change of Control Payment (as defined in the Indenture), in an amount not to exceed such amount calculated in accordance with Section 4.15 of the Indenture, and (b) amounts due in connection with an Excess Proceeds Offer (as defined in the Indenture) in an amount not to exceed such amount calculated in accordance with Section 4.13 of the Indenture, in either case together with interest thereon as set forth in the Indenture, and premiums and penalties, if any, thereon, (iii) all other sums that may or shall become due hereunder, in connection with the Notes or under the other Transaction Documents, including the costs and expenses of enforcing any provision of any of the foregoing documents or any extensions or modifications of the Notes or any substitutions therefore, (iv) the reimbursement to the Collateral Agent of all monies which may be advanced as herein provided and of any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred or paid on account of any litigation at law or in equity that may arise in respect of this Mortgage or the obligations secured hereby or the lands and premises and other property herein mentioned or in obtaining possession of said lands and premises and other property after any sale that may be made as hereinafter provided, (v) the payment by the Mortgagor to the Collateral Agent of all sums, if any, as may be duly expended or advanced by the Collateral Agent in the performance of any obligation of the Mortgagor as provided hereunder, (vi) the payment of any and all other indebtedness that this Mortgage by its terms secures, and (vii) the performance and observance of the covenants, agreements and obligations of the Mortgagor contained herein and in the other Transaction Documents (collectively, the "Secured Obligations").

2.           Each reference in the Ship Mortgage to the "Indenture" and the "Notes" shall mean and be a reference to the Indenture and Notes as defined in this Amendment.  Copies of the form of the New Notes are attached hereto as Exhibit A.

3.           The Ship Mortgage shall be deemed amended to the extent necessary to give effect to the foregoing.  Except as amended hereby, the Ship Mortgage shall remain in full force and effect.

4.           All capitalized terms used in this Amendment without definition shall have the respective meanings given them in the Ship Mortgage, as amended hereby.

5.           As amended hereby, the Ship Mortgage is in all respects ratified and confirmed, and all of the terms, provisions and conditions thereof shall be and remain in full force and effect.  In particular, and without limiting the foregoing, the Vessel shall remain subject to the preferred lien of the Ship Mortgage, as amended hereby, as security for the payment and performance of the Secured Obligations.  All of the liens, privileges and priorities existing under the Ship Mortgage are hereby renewed, extended and carried forward as security for the payment and performance of the Secured Obligations and all other sums due under the Ship Mortgage, as amended hereby.

6.           Nothing contained herein shall be construed (a) as a novation of the Secured Obligations or the Ship Mortgage, or (b) to release, cancel, terminate or otherwise impair the preferred status or priority of the preferred lien created by the Ship Mortgage.

7.           The total amount of the Ship Mortgage, as amended hereby, is $320,000,000.00, plus interest, expenses and costs as provided in the Ship Mortgage, the Existing Notes, the New Notes, and the other Transaction Documents, and performance of the Ship Mortgage covenants.  The discharge amount continues to be the same as the principal obligations, together with interest, expenses, attorneys’ fees and costs and performance of the covenants and agreements comprising a part of the Ship Mortgage, as amended hereby, and the other Secured Obligations.  The interest of Mortgagor in the Vessel is the entire 100% interest, and the interest mortgaged in the Ship Mortgage covers the entire 100% interest in the Vessel.

8.           THIS AMENDMENT, AND ALL OF THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, SHALL BE GOVERNED BY THE GENERAL MARITIME LAW OF THE UNITED STATES OF AMERICA.  IN THE EVENT THAT ANY PROVISIONS OR CLAUSE OF THIS AMENDMENT NO. 1 TO PREFERRED SHIP MORTGAGE CONFLICT WITH APPLICABLE LAWS, SUCH CONFLICT SHALL NOT AFFECT OTHER PROVISIONS OF THIS AMENDMENT NO. 1 TO PREFERRED SHIP MORTGAGE WHICH CAN BE GIVEN EFFECT WITHOUT THE CONFLICTING PROVISION, AND TO THIS END THE PROVISIONS OF THIS AMENDMENT ARE DECLARED TO BE SEVERABLE.

9.           This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, Mortgagor has executed this Amendment as of the day, month and year first above written.

WITNESSES:	BELLE OF ORLEANS, L.L.C., a Louisiana limited liability company
/s/Dustin Manternach	/s/ Natalie Schramm
Printed Name: Dustin Manternach	Name: Natalie Schramm
Title: Chief Financial Officer
/s/Nicole R. Johnson
Printed Name: Nicole R. Johnson

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IN WITNESS WHEREOF, Collateral Agent has executed this Amendment as of the day, month and year first above written.

WITNESSES:	U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
/s/Jay Paulson	/s/ Donald T. Hurrelbrink
Printed Name: Jay Paulson	Name: Donald T. Hurrelbrink
Title: Vice President
/s/Molly Kay Reane
Printed Name: Molly Kay Reane

[Remainder of page intentionally left blank.]

ACKNOWLEDGMENT

STATE OF IOWA

COUNTY OF DUBUQUE

BE IT KNOWN, that on February ___, 2011, personally appeared before me, Notary Public, duly commissioned and qualified and the undersigned authority for the said state and parish, and within my jurisdiction, Natalie Schramm (“Appearer”), who, being duly sworn, did depose, acknowledge and say:

That Appearer is Chief Financial Officer of Belle of Orleans, L.L.C., the limited liability company described in and which executed the foregoing Amendment No. 1 to Preferred Ship Mortgage; that by order and authority of said limited liability company Appearer signed his name thereto and acknowledged to me that he executed said Amendment No. 1 to Preferred Ship Mortgage as such officer of said limited liability company; and that the same is the free and voluntary act and deed of said limited liability company, and of himself as such officer thereof, for the uses and purposes therein expressed, after first having been duly authorized by said limited liability company so to do.

IN WITNESS WHEREOF, Appearer has signed this Acknowledgment in the presence of the two undersigned witnesses and me, Notary, on the day and in the month and year first above written.

WITNESSES:
/s/Dustin Manternach	/s/ Natalie Schramm
Printed Name: Dustin Manternach	Name: Natalie Schramm

/s/Nicole R. Johnson
Printed Name: Nicole R. Johnson

/s/ Karen M. Beetem
NOTARY PUBLIC
Notarial/Bar Roll Number: 130029

ACKNOWLEDGMENT

STATE OF MINNESOTA

COUNTY OF RAMSEY

BE IT KNOWN, that on February 9th, 2011, personally appeared before me, Notary Public, duly commissioned and qualified and the undersigned authority for the said state and parish, and within my jurisdiction, Donald T. Hurrelbrink (“Appearer”), who, being duly sworn, did depose, acknowledge and say:

That Appearer is Donald T. Hurrelbrink of U.S. Bank National Association, the banking association described in and which executed the foregoing Amendment No. 1 to Preferred Ship Mortgage; that by order and authority of the Board of Directors of said banking association Appearer signed his name thereto and acknowledged to me that he executed said Amendment No. 1 to Preferred Ship Mortgage as such officer of said banking association; and that the same is the free and voluntary act and deed of said banking association, and of himself as such officer thereof, for the uses and purposes therein expressed, after first having been duly authorized by said banking association so to do.

IN WITNESS WHEREOF, Appearer has signed this Acknowledgment in the presence of the two undersigned witnesses and me, Notary, on the day and in the month and year first above written.

WITNESSES:

/s/Jay Paulson	/s/ Donald T. Hurrelbrink
Printed Name: Jay Paulson	Name: Donald T. Hurrelbrink

/s/Molly Kay Reane
Printed Name:

Date	/s/ Laura J. Saunders
NOTARY PUBLIC
Notarial/Bar Roll Number: 31021663

[FORM OF NOTE]

PENINSULA GAMING, LLC

PENINSULA GAMING CORP.

8.375% [SERIES A] [SERIES B]1 SENIOR SECURED NOTE

DUE 2015

CUSIP:  __________
No. $_________________

Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture hereinafter referred to), for value received, hereby promise to pay to Cede & Co, or registered assigns, the principal sum of __________ Dollars, on August 15, 2015.

Interest Payment Dates:  August 15 and February 15, commencing February 15, 2010.

Interest Record Dates:  August 1 and February 1

Reference is made to the further provisions of this Note on the reverse side, which shall, for all purposes, have the same effect as if set forth at this place.

Upon request, the Issuers shall promptly make available to a holder of this Note information regarding the issue price, the amount of original issue discount, the issue date, and the yield to maturity of this Note.  Holders should contact Peninsula Gaming, LLC, 600 Star Brewery Drive, Suite 110, Dubuque, Iowa  52001, Attention:  Chief Financial Officer.

1           Series A should be replaced with Series B in the Exchange Notes.

IN WITNESS WHEREOF, the Issuers have caused this instrument to be duly executed.

Peninsula Gaming LLC, a Delaware limited liability company

Date	By:
Name
Title

Peninsula Gaming Corp., a Delaware corporation

Date	By:
Name
Title

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-mentioned Indenture.

U.S. Bank National Association

Date	By:
Authorized Signatory

Dated: _______________

(Reverse of Note)

8.375% [Series A] [Series B]2 Senior Secured Note due 2015

[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUERS.]3

[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]4

[THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR DEFINITIVE NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN).  NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE CASH PAYMENTS OF INTEREST DURING THE

2           Series A should be replaced with Series B in the Exchange Notes.

3           To be included only on Global Notes deposited with DTC as Depositary.

4           To be included only on Global Notes deposited with DTC as Depositary.

PERIOD WHICH SUCH HOLDER HOLDS THIS NOTE.  NOTHING IN THIS LEGEND SHALL BE DEEMED TO PREVENT INTEREST FROM ACCRUING ON THIS NOTE.]5

 [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY

5           To be included only on Reg S Temporary Global Notes.

THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.]6

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.           Interest.  The Issuers promise to pay Interest on the principal amount of this Note at 8.375% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below.  The Issuers shall pay Interest and Liquidated Damages, if any, semi-annually on August 15 and February 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  The first Interest Payment Date shall be February 15, 2010.  Interest on the Notes shall accrue from the most recent date to which Interest has been paid or, if no Interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of Interest, and if this Note is authenticated between an Interest Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, Interest shall accrue from such next succeeding Interest Payment Date. The Issuers shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; they shall pay Interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of Interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.  Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

2.           Method of Payment.  The Issuers shall pay Interest on the Notes and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the August 1 or February 1 next preceding the Interest Payment Date (each an “Interest Record Date”), even if such Notes are cancelled after such Interest Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest.  The Notes shall be payable as to principal, Interest, premium, if any, and Liquidated Damages, if any, at the office or agency of the Issuers maintained within the City and State of New York for such purpose, or, at the option of the Issuers, payment of Interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds to an account within the United States shall be required with respect to principal of and Interest, premium, if any, and Liquidated Damages, if any, on all Global Notes.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

6           To be included only on Transfer Restricted Notes.

3.           Paying Agent and Registrar.  Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  The Issuers or any of their subsidiaries may act in any such capacity.

4.           Indenture.  The Issuers issued the Notes under an Indenture, dated as of the Issue Date (“Indenture”), by and among the Issuers, the Subsidiary Guarantors party thereto and the Trustee.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb).  The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.

The Obligations under the Indenture, the Intercreditor Agreement, the Notes and the Subsidiary Guarantees thereof are secured by the Collateral described in the Security Documents, subject to the provisions of such agreements and the Intercreditor Agreement.  Holders are referred to the Security Documents and the Intercreditor Agreement for a statement of such terms.

5.           Optional Redemption.

(a)           Except as set forth in Section 5(b), the Notes are not redeemable at the Issuers’ option prior to August 15, 2012.  Thereafter, the Notes shall be subject to redemption, in whole or in part, at the option of the Issuers at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid Interest (and Liquidated Damages, if any) thereon, to the applicable redemption date, if redeemed during the 12-month period beginning on August 15 of the years indicated below:

Year	Percentage
2012	104.188%
2013	102.094%
2014 and thereafter	100.000%

(b)           Notwithstanding Section 5(a), at any time or from time to time prior to August 15, 2011, the Issuers may redeem, at their option, up to 35% of the aggregate principal amount of the Notes then outstanding, at a redemption price of 108.375% of the principal amount thereof, plus accrued and unpaid Interest (and Liquidated Damages, if any) thereon, through the applicable redemption date, with the net cash proceeds of one or more Equity Offerings; provided, that (i) such redemption shall occur within 60 days of the date of closing of such Equity Offering and (ii) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after giving effect to each such redemption.

(c)           At any time prior to August 15, 2012, the Issuers may also redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each Holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address.  Notes in denominations larger than $2,000 may be redeemed in part but only in integral multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.  On and after the redemption date, Interest ceases to accrue on Notes or portions thereof called for redemption unless the Issuers default in such payments due on the redemption date.

6.           Regulatory Redemption.  Notwithstanding any other provisions hereof, Notes to be redeemed pursuant to a Required Regulatory Redemption shall be redeemable by the Issuers, in whole or in part, at any time upon not less than 20 Business Days nor more than 60 days notice (or such earlier date as may be ordered by any applicable Governmental Authority) at a price equal to the lesser of (a) the Holder’s cost thereof and (b) 100% of the principal amount thereof, plus in either case accrued and unpaid Interest, plus Liquidated Damages, if any, thereon, if any, to the date of redemption (or such earlier period as ordered by a Governmental Authority).  The Issuers are not required to pay or reimburse any Holder or beneficial owner of the Notes for the expenses of any such Holder or beneficial owner related to the application for any Gaming License, qualification or finding of suitability in connection with a Required Regulatory Redemption.  Such expenses of any such Holder or beneficial owner shall, therefore, be the obligation of such Holder or beneficial owner.  Any Required Regulatory Redemption shall be made in accordance with the provisions of Section 3.3, 3.4 and 3.5 of the Indenture unless other procedures are required by any Governmental Authority.

7.           Mandatory Redemption.

(a)           Notwithstanding any other provisions hereof, if the Proposed Gaming Acquisition is not consummated or the Amelia Belle Purchase Agreement is terminated in accordance with its terms, in either case, on or prior to December 31, 2009 (the occurrence of either such event is referred to herein as the “Mandatory Redemption Trigger”), Notes in an aggregate principal amount (the “Mandatory Redemption Amount”) equal to $100,000,000 multiplied by a fraction, the numerator of which is the aggregate principal amount of Notes that are outstanding on the date a Mandatory Redemption Trigger first occurs and the denominator of which is the aggregate principal amount of the Notes and the Unsecured Notes that are outstanding on such date, will be subject to a single redemption by the Issuers, and the Issuers shall redeem (the “Mandatory Redemption”) Notes in an aggregate principal amount equal to the Mandatory Redemption Amount, upon not less than five Business Days nor more than 60 days notice, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption.

(b)           The Issuers shall not be required to make mandatory redemption payments with respect to the Notes (except for a Required Regulatory Redemption or a Mandatory Redemption and any offer to repurchase Notes that the Issuers are required to make in accordance with Sections 4.13 and 4.15 of the Indenture).  The Notes shall not have the benefit of any sinking fund.

8.           Offers to Purchase.

(a)           Change of Control.  Upon the occurrence of a Change of Control, the Issuers shall offer to repurchase all of the Notes then outstanding (the “Change of Control Offer”) at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuers must mail or cause to be mailed a notice to each Holder stating, among other things: (i) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 45 days from the date such notice is mailed (the “Change of Control Payment Date”); (ii) that any Holder electing to have Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and (iii) that the Holder shall be entitled to withdraw such election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased.

(b)           Asset Sale.  Subject to certain exceptions set forth in the Indenture, the Issuers shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless: (i) such Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale not less than the fair market value of the assets subject to such Asset Sale (as determined by the Company’s Managers in good faith); (ii) at least 75% of the consideration for such Asset Sale is in the form of either (a) cash or Cash Equivalents or liabilities of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guaranty) that are assumed by the transferee of such assets (provided, that following such Asset Sale, there is no further recourse to the Company or the Restricted Subsidiaries or the Company and the Restricted Subsidiaries are fully indemnified with respect to such liabilities; provided, further, that the 75% limitation set forth in this clause (ii) of this paragraph shall not apply to any proposed Asset Sale for which an independent certified accounting firm has certified to the Managers of the Company and the Trustee that the after-tax cash portion of the consideration to be received by the Company or such Restricted Subsidiary in such proposed Asset Sale is equal to or greater than what the net after-tax cash proceeds would have been had such proposed Asset Sale complied with the 75% limitation set forth in this clause (ii) of this paragraph), or (b) assets of the type described in clause (iii)(a) below; and (iii) within 360 days of such Asset Sale, the Net Proceeds thereof are (a) invested in assets related to the business of the Company or the Restricted Subsidiaries, in each case that would constitute Collateral, (b) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the assets so sold, (c) applied to repay Indebtedness under the Existing Senior Secured Credit Facility and permanently reduce the commitment thereunder in the amount of the Indebtedness so repaid or (d) to the extent not used as provided in clauses (a), (b), or (c) or this paragraph or any combination thereof, applied to make an offer to purchase Notes as described below (an “Excess Proceeds Offer”); provided, that the Company shall not be required to make an Excess Proceeds Offer until the amount of Excess Proceeds is greater than $10,000,000.

9.           Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuers need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between an Interest Record Date and the corresponding Interest Payment Date.

10.           Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

11.           Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement or, subject to the Intercreditor Agreement, the Security Documents, may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes, the Subsidiary Guarantees or the Registration Rights Agreement may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes.  Without the consent of any Holder of a Note, the Indenture, the Notes, the Registration Rights Agreement, the Subsidiary Guarantees, subject to the Intercreditor Agreement, the Security Documents may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuers’ or the Subsidiary Guarantors’ obligations to Holders of the Notes in case of a merger or consolidation or sale of all or substantially all of its assets in accordance with the Indenture, to evidence the release of any Subsidiary Guaranty permitted to be released under the terms of the Indenture and the Security Documents or to evidence the addition of any new Subsidiary Guarantor, to make any change that would provide any additional rights or benefits to the Holders of the Notes (including the addition of any Subsidiary Guarantor) or that does not adversely affect the rights under the Indenture, the Notes, the Subsidiary Guarantees, the Registration Rights Agreement, the Security Documents or the Intercreditor Agreement of any such Holder, to comply with the provisions of the Depositary, Euroclear or Clearstream or the Trustee with respect to the provisions of the Indenture or the Notes relating to transfers and exchanges of Notes or beneficial interests therein, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with applicable gaming laws and racing laws, or to enter into additional or supplemental Security Documents.  Notwithstanding Sections 9.2(a), (b) and (c) of the Indenture and subject to the Intercreditor Agreement, no portion of the Collateral may be released from the Lien of the Security Documents (except in accordance with the provisions of this Indenture and the Security Documents), and none of the Security Documents or the provisions of the Indenture relating to the Collateral may be amended or supplemented, and the rights of any Holders thereunder may not be waived or modified, without, in each case, the consent of the Holders of at least 75% in aggregate principal amount of the then outstanding Notes.

12.           Defaults and Remedies.  The Indenture provides that each of the following constitutes an Event of Default: (i) the Issuers default in the payment of Interest on any Note when the same becomes due and payable and the Default continues for a period of 30 days; (ii) the Issuers default in the payment of the principal (or premium, if any) on any Note when the same becomes due and payable at maturity, upon redemption, by acceleration, in connection with an Excess Proceeds Offer or a Change of Control Offer or otherwise; (iii) either of the Issuers default in the performance of or breaches the provisions of Section 4.13, Section 4.15 or Article V of the Indenture; (iv) either of the Issuers or any Subsidiary Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Notes or this Indenture and the Default continues for 60 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes, such notice to state that it is a “Notice of Default”; (v) an event of default occurs under (after giving effect to any waivers, amendments, applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuers or any Restricted Subsidiary (or the payment of which is guaranteed by the Issuers or any Restricted Subsidiary), whether such Indebtedness or guaranty now exists or is created after the Issue Date, if (a) either (1) such event of default results from the failure to pay principal of or interest on such Indebtedness or (2) as a result of such event of default the maturity of such Indebtedness has been accelerated (which acceleration has not been rescinded, annulled or otherwise cured within 20 days from the date of acceleration), and (b) the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which such a payment event of default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which has been so accelerated (and the 20-day period described in Section 12(v)(a)(2) above has elapsed), exceeds $15,000,000 in the aggregate; (vi) a final non-appealable judgment or judgments for the payment of money (other than to the extent of any judgment as to which a reputable insurance company has accepted liability) is or are entered by a court or courts of competent jurisdiction against either of the Issuers or any Subsidiary and such judgment or judgments are not discharged, bonded or stayed within 60 days after entry, provided that the aggregate of all such judgments exceeds $15,000,000; (vii) the cessation of substantially all gaming operations of the Company and the Restricted Subsidiaries, taken as a whole, for more than 90 days, except as a result of an Event of Loss; (viii) any revocation, suspension, expiration (without previous or concurrent renewal) or loss of any Gaming License of the

Company or any Restricted Subsidiary for more than 90 days; (ix) any Subsidiary Guaranty of a Subsidiary Guarantor which is a Significant Subsidiary ceases to be in full force and effect or shall be held in any judicial proceeding to be unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guaranty and the Indenture) or any Subsidiary Guarantor which is a Significant Subsidiary denies or disaffirms its Obligations under its Subsidiary Guaranty or the Security Documents (in each case, other than by reason of the termination of the Indenture or the release of any such Subsidiary Guaranty in accordance with the Indenture); (x) (A) any event of default under a Security Document (after giving effect to any applicable grace periods, applicable notice periods, waivers or amendments) or (B) the failure of the Issuers or any Restricted Subsidiary to comply with any material agreement or covenant in, or material provision of, any of the Security Documents, or any breach in any material respect of any material representation or warranty made by the Issuers or any Restricted Subsidiary in any Security Document, and the continuance of such failure or breach for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (xi) any of the Security Documents ceases to be in full force and effect or any of the Security Documents ceases to give the Trustee (or, in the case of a mortgage, ceases to give the Trustee or any other trustee under such mortgage) any of the Liens, rights, powers or privileges purported to be created thereby, or any of the Security Documents is declared null and void, or any of the Issuers or any Subsidiary Guarantor denies that it has any further liability under any Security Document to which it is a party or gives notice of such effect (in each case other than by reason of the termination of the Indenture or any such Security Document in accordance with its terms or the release of any Subsidiary Guarantor in accordance with the Indenture) and the continuance of such failure for a period of 30 days after written notice is given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (xii) either of the Issuers or any Subsidiary Guarantor pursuant to or within the meaning of any Bankruptcy Law: (1) commences a voluntary case, (2) consents to the entry of an order for relief against it in an involuntary case, (3) consents to the appointment of a custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or (5) admits in writing its inability to pay debts as the same become due; and (xi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against either of the Issuers or any Subsidiary Guarantor in an involuntary case, (2) appoints a custodian of either of the Issuers or any Subsidiary Guarantor or for all or substantially all of their property, or (3) orders the liquidation of either of the Issuers, or any Subsidiary Guarantor, and the order or decree remains unstayed and in effect for 60 days.

13.           Trustee Dealings with Issuers.  The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuers or their Affiliates, and may otherwise deal with the Issuers or their Affiliates, as if it were not the Trustee.

14.           No Recourse Against Others.  No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees

15.           Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

16.           Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17.           Additional Rights of Holders of Transfer Restricted Notes.7  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, by and among the Issuers, the Subsidiary Guarantors and the Initial Purchasers (the “Registration Rights Agreement”).

18.           CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuers have caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.

19.           Notation of Subsidiary Guaranty.  As more fully set forth in the Indenture, to the extent permitted by law, each of the Subsidiary Guarantors from time to time, in accordance with Article XI of the Indenture, unconditionally and jointly and severally guarantees, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that:

By its execution of its Subsidiary Guaranty, each of the Subsidiary Guarantors acknowledges and agrees that it receives substantial benefits from the Issuers and that such party is providing its Subsidiary Guaranty for good and valuable consideration, including, without limitation, such substantial benefits and services.  Accordingly, subject to the provisions of Article XI of the Indenture, each Subsidiary Guarantor, jointly and severally, unconditionally and irrevocably guarantees on a senior secured basis to each Holder of a Note authenticated and delivered by the Trustee and its successors and assigns that: (i) the principal of, premium, if any, Interest, and Liquidated Damages, if

7           To be included only on Transfer Restricted Notes.

any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and Interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes and all other obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms of the Indenture; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations under the Notes, the Indenture, the Security Documents or the Registration Rights Agreement, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control, an Asset Sale Offer, or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 11.6 of the Indenture.

When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.

20.  Governing Law and Consent to Jurisdiction.  THE INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(b); PROVIDED, THAT WITH RESPECT TO THE CREATION, ATTACHMENT, PERFECTION, PRIORITY, ENFORCEMENT OF AND REMEDIES RELATING TO THE SECURITY INTEREST IN ANY REAL PROPERTY COLLATERAL, THE GOVERNING LAW MAY BE THE LAWS OF THE JURISDICTIONS WHERE SUCH COLLATERAL IS LOCATED WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS THEREOF.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OF THE SECURITY DOCUMENTS, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK.  BY EXECUTING AND DELIVERING THE NOTES, EACH PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY SUBMITS TO AND ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;  WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;  AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE ISSUER OR GUARANTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.2 OF THE INDENTURE;  AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND  AGREES EACH OTHER PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY PARTY IN THE COURTS OF ANY OTHER JURISDICTION HAVING JURISDICTION OVER SUCH PARTY.

21.           Security.  This Note is Guaranteed and secured by substantially all of the assets of the Issuers and the Subsidiary Guarantors (other than Excluded Assets), subject to certain exceptions and limitations more fully set forth in the Indenture and Security Documents.

The Issuers shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement.  Requests may be made to:

PENINSULA GAMING, LLC

600 Star Brewery Drive, Suite 110

Dubuque, Iowa  52001

Attention:  Chief Financial Officer

Telecopier No.:  (563) 690-1394

Assignment Form

To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuers.  The agent may substitute another to act for it.

Date:  _____________________________

Your Signature:_____________________________
(Sign exactly as your name appears on the face of this Note)
Signature Subsidiary Guaranty*

________________________________________________________________________

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Subsidiary Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuers pursuant to Section 4.13 or Section 4.15 of the Indenture, check the box below:

                      Section 4.13       ☐                                    Section 4.15       ☐

If you want to elect to have only part of the Note purchased by the Issuers pursuant to Section 4.13 or 4.15 of the Indenture, state the amount you elect to have purchased (in denominations of $2,000 or integral multiples of $1,000 in excess thereof, except if you have elected to have all of your Notes purchased):  $___________

Date:_____________________________                                                                                                     Your Signature:  __________________
(Sign exactly as your name appears on the Note)

Social Security or Tax Identification No.:______________
Signature Subsidiary Guaranty*

________________________________________________________________________

*NOTICE:  The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Subsidiary Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv)  such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE8

The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or a Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease or Increase	Signature of Authorized Officer of Trustee or Note Custodian

8           This should be included only if the Note is issued in global form.

GUARANTEE

Each of the entities listed on the signature page hereto (hereinafter referred to as the “Subsidiary Guarantors,” which term includes any successors or assigns under the Indenture, dated the date hereof, among the Subsidiary Guarantors (as defined therein), the Issuers (as defined below) and U.S. Bank National Association, as trustee (the “Indenture”) as supplemented by any supplemental indenture thereto, has executed either the Indenture or a supplemental indenture in substantially the form attached as Exhibit E to the Indenture and has irrevocably and unconditionally guaranteed on a senior secured basis the Subsidiary Guaranty Obligations (as defined in Section 11.1 of the Indenture), which include (i) the due and punctual payment of the principal of, premium, if any, and Interest and Liquidated Damages, if any, on the 8.375% Senior Secured Notes due 2015 (the “Notes”) of Peninsula Gaming, LLC, a Delaware limited liability company (the “Company”) and Peninsula Gaming Corp., a Delaware corporation (“PGC” and, together with the Company, the “Issuers,” which term includes any successors under, and any additional “Issuers” that may become a party to the Indenture hereinafter referred to), whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise, and the due and punctual payment of Interest on the overdue principal and premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any Interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Issuers to the Holders or the Trustee under the Notes, the Indenture, the Security Documents and the Registration Rights Agreement (including fees, expenses or other) all in accordance with the terms set forth in Article XI of the Indenture, and (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations under the Notes, the Indenture, the Security Documents or Registration Rights Agreement, that the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, call for redemption, upon a Change of Control Offer, an Asset Sale Offer, or otherwise.

The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guaranty and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guaranty.

No director, officer, employee, incorporator, stockholder, member or controlling person of any of the Issuers or any Subsidiary Guarantor, as such, will have any liability for any Obligations of any of the Issuers or any Subsidiary Guarantor under the Notes, any Subsidiary Guaranty, the Indenture, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release will be part of the consideration for issuance of the Notes and the Subsidiary Guarantees.

This is a continuing Subsidiary Guaranty and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Issuers’ obligations under the Notes and Indenture or until released or legally defeased in accordance with the Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.  This is a Subsidiary Guaranty of payment and performance and not of collectibility.

This Subsidiary Guaranty shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guaranty is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

The obligations of each Subsidiary Guarantor under this Subsidiary Guaranty shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under applicable law.

THE TERMS OF ARTICLE XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

[signature page follows]

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this instrument to be duly executed.

Dated: _____________
DIAMOND JO WORTH, LLC

By:
Name
Title

THE OLD EVANGELINE DOWNS, L.L.C.

By:	/s/
Name
Title

DIAMOND JO, LLC

By:	/s/
Name
Title

BELLE OF ORLEANS, L.L.C.

By:	/s/
Name
Title

KANSAS STAR CASINO, LLC

By:	/s/
Name
Title